UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2019 (April 18, 2019)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement
On April 18, 2019, AGNC Investment Corp. (the “Company”), a Delaware corporation, approved a form of indemnification agreement and entered into indemnification agreements (each, an "Indemnification Agreement") with each of the Company's directors and executive officers (each, an "Indemnitee"). The Indemnification Agreement, which was authorized by the Board of Directors (the "Board") at a regularly scheduled quarterly meeting of the Board, is intended to clarify and supplement the indemnification rights and obligations of the Indemnitees and the Company that are included in the Company’s Amended and Restated Certificate of Incorporation, as amended, and Third Amended and Restated Bylaws, as amended, and generally provides that, subject to the terms and conditions specified in the Indemnification Agreement, the Company will indemnify the Indemnitee to the fullest extent permitted by Delaware law in the event the Indemnitee becomes subject to, or a participant in, certain claims or proceedings as a result of the Indemnitee’s service as a director or officer. The Company will also, subject to certain exceptions and repayment conditions, be obligated to advance to the Indemnitee specified indemnifiable expenses incurred in connection with any such claims or proceedings.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 18, 2019, AGNC Investment Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Bethesda, Bethesda, Maryland 20814 at 9:00 a.m. (ET). The record date for the Annual Meeting was February 22, 201. As of the record date, a total of 391,316,840 shares of the Company’s common stock, par value $0.01 (“Common Stock”), were entitled to vote at the Annual Meeting. There were 536,339,092 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders and the final voting results of each such proposal.

1.    Election of Directors. The Company’s common stockholders voted to elect five (5) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Gary D. Kain	338,364,707	2,558,120	1,083,515	132,584,779
Donna J. Blank	337,356,404	3,617,578	1,032,359	132,584,779
Morris A. Davis	326,579,895	14,338,106	1,088,342	132,584,779
Prue B. Larocca	331,401,759	9,501,519	1,103,064	132,584,779
Paul E. Mullings	328,445,646	12,446,878	1,113,819	132,584,779

2.    Executive Compensation. The Company’s common stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on executive compensation.

For	Against	Abstain	Non Votes
230,880,399	108,499,192	2,626,752	132,584,779

3.    Ratification of appointment of Ernst & Young LLP. The Company’s common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2019.

For	Against	Abstain	Non Votes
466,711,111	6,115,960	1,764,050	0

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: April 19, 2019	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary